EXHIBIT M
                            Frontera Generation LP *
                              Statement of Income
                     For Twelve Months Ended March 31, 1999
                                   (Unaudited)
                                    ($000's)

      Project Expenses                                  $ (577)
                                                        -------

      Net Income                                        $ (577)
                                                        =======


  * The Frontera Project is expected to commence full operation in late 1999.